THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SECTION 9 AND EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.


                               EIP MICROWAVE, INC.


                     SUBORDINATED CONVERTIBLE PROMISSORY NOTE


US$200,000                                                        July 20, 1998


     FOR VALUE RECEIVED, EIP MICROWAVE, INC., a Delaware corporation ("EIP"), hereby promises to pay to the order of CASCADE MICROWAVE INVESTMENTS LLC, an Oregon limited liability company ("Holder"), the principal sum of TWO HUNDRED THOUSAND DOLLARS ($200,000), together with interest, all as set forth below.

     1. PRINCIPAL. The outstanding principal amount of this Subordinated Convertible Promissory Note (the "Note") shall become due and payable on June 30, 2000 (the "Maturity Date").

     2. INTEREST. Interest on the unpaid principal balance of the Note from time to time outstanding shall bear interest at the rate of 8% per annum, which interest shall be due and payable on the Maturity Date. All interest shall be computed based on a 360-day year and paid for the actual number of days elapsed, including the first day and excluding the last day.

     3. TIME AND MANNER OF PAYMENT. All payments under this Note shall be made to Holder not later than 12:00 noon (Pacific time) on the date such payments shall be due, at Holder's address, or at such other location as Holder may designate in writing. Any payment received after such time shall be deemed to have been paid on the immediately succeeding business day. All payments shall be made to Holder in lawful money of the United States of America and in immediately available funds, without any deduction whatsoever, including, without limitation, any deduction for set-off, recoupment, counterclaim or taxes.

     4. PREPAYMENTS--OPTIONAL AND MANDATORY. EIP may, at its option and upon thirty days' prior written notice, prepay the unpaid principal balance of this Note, in whole or in part, together with accrued interest thereon, without penalty.

     5. MAXIMUM RATE OF INTEREST. The rate of interest payable on this Note shall in no event exceed the maximum rate permissible under applicable law. If the rate of interest payable on this Note is ever reduced as a result of the foregoing sentence and at any time thereafter the maximum rate permitted by applicable law shall exceed the rate of interest provided in this Note, then the rate provided for in this Note shall be increased to the maximum rate provided by

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

applicable law for such period as is required so that the total amount of interest received by Holder is that which would have been received by Holder but for the operation of the preceding sentence.

     6. SUBORDINATION. Holder agrees to subordinate the payment of all obligations by EIP under the Note to EIP's obligations under any Senior Indebtedness, on such reasonable terms and conditions as are required by the lender of such Senior Indebtedness. "Senior Indebtedness" means any indebtedness of EIP from the extension of credit by a financial institution or any seller financing in connection with a strategic acquisition by EIP, in each case, whether currently existing or created in the future.

     7.   CONVERSION.

          (a) RIGHT OF CONVERSION. Each of EIP and Holder (severally and not jointly) shall have the right from time to time to convert the unpaid principal amount hereunder, in whole or in part, into fully paid and nonassessable shares of Common Stock, $0.01 par value, of EIP (the "Common Stock"), PROVIDED, FURTHER, that such right shall only be exercisable on and after October 1, 1998. Any such principal amount shall be convertible into the number of fully paid and nonassessable shares of Common Stock determined by dividing such principal amount by $1.00, such number of shares to be subject to adjustment as set forth in Section 7(e). EIP shall not be required to pay any interest, whether or not accrued, on the principal amount so converted.

          (b) CONVERSION MECHANICS. Before any unpaid principal amount hereunder may be converted into Common Stock, EIP or Holder (as applicable) shall give written notice to the other that it elects to convert a specified amount of unpaid principal represented by this Note. EIP shall, as soon as practicable thereafter, issue and deliver to Holder certificates in the name of Holder for the number of full shares of Common Stock to which Holder shall be entitled to receive, together with cash in lieu of any fraction of a share as provided below. Conversion shall be deemed to have been made as of the date immediately following the date of such notice, and Holder shall be treated for all purposes as the record holder of the shares of Common Stock issuable on conversion on such date. No fractional shares of Common Stock shall be issued on conversion of any unpaid principal amount. If any fractional interest in a share of Common Stock would otherwise be deliverable on the conversion of any unpaid principal amount, EIP shall, in lieu of delivering the fractional share for that fractional interest, adjust the fractional interest by payment to Holder of an amount in cash equal (computed to the nearest cent) to the current market value of the fractional interest, as determined in good faith by the Board of Directors of EIP.

          (c) SUFFICIENT AUTHORIZED COMMON STOCK. EIP shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting conversion of unpaid principal hereunder, the full number of shares of Common Stock deliverable on conversion of all unpaid principal amounts permitted hereunder. EIP shall from time to time, in accordance with applicable law, increase the authorized amount of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of the unpaid principal amounts permitted hereunder.

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

          (d) EXPIRATION. The conversion rights under this Note shall expire on the earlier of (i) the Maturity Date or (ii) the effective date of (A) the dissolution or liquidation of EIP, (B) a merger, consolidation, acquisition of property or shares, separation or reorganization of EIP, with one or more entities, corporate or otherwise, as a result of which EIP is not the surviving entity, (C) a sale of substantially all of the property or shares of EIP to another entity, corporate or otherwise, or (D) a "reverse" merger by which EIP is acquired but is the surviving entity. EIP shall cause written notice to be given to Holder of any such proposed transaction not less than fifteen (15) days prior to the anticipated effective date thereof.

          (e) ADJUSTMENTS FOR STOCK SPLITS, CONSOLIDATIONS, ETC. The number and class of shares subject to this conversion right shall be proportionately adjusted in the event of any change or increase or decrease in the number of issued shares of the Common Stock, without receipt of consideration by EIP, which result from a split-up or consolidation of shares, payment of a share dividend, a recapitalization, combination of shares or other like capital adjustment, so that, upon conversion of the principal amount hereof, Holder shall receive the number and class of shares it would have received had it been the holder of the number of shares of Common Stock, for which the unpaid principal amount hereof is being converted, on the date of such change or increase or decrease in the number of issued shares of Common Stock. Subject to any required action by its stockholders, if EIP shall be a surviving entity in any reorganization, merger or consolidation (except a "reverse" merger under Section 7(d)(ii)(D) hereof), the number of shares of Common Stock issuable upon conversion of the principal amount hereof shall be proportionately adjusted so as to apply to the securities to which the holder of such number of shares of Common Stock would have been entitled upon the effectiveness of such reorganization, merger or consolidation. Adjustments under this Section 7(e) shall be made by the Board of Directors or a committee thereof, whose determination with respect thereto shall be final and conclusive.

     8. EVENTS OF DEFAULT. If any of the following events (each an "Event of Default") shall occur and be continuing:

          (a) EIP shall fail to pay any principal on this Note as and when due; or EIP shall fail to pay any other amount due and payable under this Note;

          (b) an involuntary case shall be commenced against EIP or any of its subsidiaries under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, and shall not be dismissed within sixty (60) days of its commencement, or EIP or any of its subsidiaries shall admit or stipulate to the allegations made therein, or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of EIP or any of its subsidiaries in any such involuntary case or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of EIP or any of its subsidiaries or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of thirty (30) days;

          (c) EIP or any of its subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law or shall apply for or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of EIP or any substantial part of its property, or shall

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

make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due; or

          (d) any writ or warrant of attachment, or similar process, shall be entered or filed against EIP or any of its subsidiaries or any of their respective assets and shall remain unvacated, unbonded, unstayed, unsatisfied or unsettled for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder;

then, in any such event, Holder may declare this Note, and all other present and future obligations of EIP or any of its subsidiaries to Holder, to be due and payable, whereupon this Note and all such other obligations shall become and be forthwith due and payable, without presentment, demand, protest, notice of dishonor or other notice of any kind, all of which are hereby expressly waived by EIP and its subsidiaries; PROVIDED, HOWEVER, that the occurrence of any Event of Default described in clause (b) or (c) shall make this Note and all other obligations of EIP or any of its subsidiaries to Holder immediately due and payable, without presentment, demand, protest, notice of dishonor or other notice of any kind, all of which are hereby expressly waived by EIP (on behalf of itself and its subsidiaries).

     9.   NONTRANSFERABILITY.

          (a) Except as otherwise expressly provided in this Section 9, Holder shall not sell, pledge, assign, hypothecate, encumber, alienate or otherwise transfer or dispose of ("TRANSFER") this Note or any interest therein.

          (b) Notwithstanding Section 9(a) hereof, Holder may Transfer the Note either (i) to an Affiliate (as that term is defined in Rule 144(a) promulgated under the Securities Act of 1933, as amended) of Holder provided that, prior to such transfer, (A) EIP has received from Holder written notice of such proposed transfer and (B) the transferee with respect to such transfer has agreed in writing (and EIP has received a copy of such writing) to be subject to the restrictions on transfer contained herein or (ii) upon and in accordance with EIP's prior written consent; PROVIDED, HOWEVER, that Holder shall in no event Transfer the Note (or any interest therein) at any time except in compliance with applicable federal and state securities laws. Any transferee under this
Section 9(b) shall accept this Note subject to the restrictions on transfer set forth in this Section 9.

          (c) Any attempt to Transfer in violation of this Section 9 shall be null and void, and neither EIP nor any transfer agent shall give any effect in EIP's records to any such attempt to Transfer.

     10.  MISCELLANEOUS.

          (a) EIP agrees to pay to Holder all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred by Holder in connection with the collection and enforcement of this Note and the exercise and enforcement of any of the rights, powers or remedies of Holder. Any such costs and expenses shall be payable on demand, with interest at the rate set forth in Section 2.

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

          (b) This Note shall be binding upon and, subject to the next sentence, inure to the benefit of EIP, Holder and their successors and permitted assigns. EIP may not assign any of its rights or obligations hereunder without the prior written consent of Holder.

          (c) This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California (irrespective of its conflicts or choice of law principles).

          (d) The headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of this Note. Section, subsection, clause, schedule, exhibit, preamble, recital and party references are to this Note unless otherwise specified. Neither party, nor its respective counsel, shall be deemed the drafter of this Note for purposes of construing the provisions hereof, and all provisions of this Note shall be construed according to their fair meaning, and not strictly for or against any party.

          (e) EIP expressly waives any presentment, demand, protest, notice of dishonor or any other notice of any kind in connection with this Note now or hereafter required by applicable law.

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first above written.

                                     EIP

                                     EIP MICROWAVE, INC.
                                     1745 McCandless Drive
                                     Milpitas, CA 95035-8024
                                     Fax Number:  (408) 945-6312



                                     By:  /s/ J. BRADFORD BISHOP
                                          -----------------------------
                                          J. Bradford Bishop
                                          Chairman and Chief Executive Officer


ACCEPTED AND AGREED:

HOLDER

CASCADE MICROWAVE
     INVESTMENTS, LLC


By:    /s/ RICHARD D. AKERMAN
       -------------------------------
Name:  Richard D. Akerman
Title:


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